INCOME FUND

EIGHT A L.P.

PORTFOLIO OVERVIEW

FIRST QUARTER

2008

ICON Income Fund Eight A L.P.

- First Quarter 2008 Portfolio Overview -

Dear Fellow Partner of ICON Income Fund Eight A L.P.:

We are pleased to present this Portfolio Overview for ICON Income Fund Eight A L.P. (the “Fund”) for the first quarter of 2008.  References to “we”, “us” and “our” are references to the Fund, references to “ICON Capital” or the “General Partner” are references to the general partner of the Fund, ICON Capital Corp.

The Fund

We raised $75,000,000 commencing with our initial offering on September 23, 1998 through the closing of the offering on May 17, 2000.

During the reporting period, we continued to operate in our liquidation period, during which time our assets continued to be sold in the ordinary course of business.  As we sell our assets, both rental income and finance income will decrease over time, as will expenses related to our assets such as depreciation and amortization expense.  Additionally, interest expense should decrease as we reach the expiration of the leases that were financed and the debt is repaid by the lender.  As leased equipment is sold, we will experience both gains and losses on these sales.  We will continue to liquidate our assets during this period and we expect to see a reduction in revenue and expenses accordingly.

Recent Significant Transactions

You may recall that we owned a 25% interest in the residual value of a mobile offshore drilling rig which was on lease to Rowan Companies, Inc. through June 2008.  We purchased the 25% interest for approximately $1,997,000.  You may also be aware that the current market for offshore jack-up oil drilling rigs has been strong.  After an extensive remarketing process, we are pleased to report that the drilling rig was sold for $119,000,000, of which our share was about $29,757,000.  Approximately $29,444,000 of these proceeds were distributed to our limited partners on August 1, 2008.

Portfolio Overview

Our equipment portfolio consists of investments we have made directly as well as those that we have made with our affiliates.  As of March 31, 2008, our equipment portfolio consisted primarily of the following investments:

•
Manufacturing equipment subject to a 36-month lease with Playcore Wisconsin, Inc.  The equipment is used in the manufacture of playground equipment and backyard products for consumer and commercial markets such as municipalities, parks, recreation departments, schools and other institutions.  The purchase price of the equipment was $4,040,000 and the lease is scheduled to expire on December 31, 2008.

•
An 8% interest in a joint venture that purchased state-of-the-art telecommunications equipment subject to a 48-month lease with Global Crossing Telecommunications, Inc.  We acquired our interest for approximately $2,000,000 and the lease is scheduled to expire on March 31, 2010.

Transactions with Related Parties

Prior to April 1, 2006 and in accordance with the terms of our Amended and Restated Agreement of Limited Partnership, we paid our General Partner (i) management fees ranging from 1% to 7% based on the type of transaction and (ii) acquisition fees, through the reinvestment period, of 3% of the gross value of our acquisition transactions.  In addition, our General Partner was reimbursed for certain administrative expenses incurred in connection with our operations.

Our General Partner performs certain services relating to the management of our equipment leasing and financing activities.  Such services include the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaise with and general supervision of lessees to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our General Partner that are necessary to the Partnership’s operations.  These costs include our General Partner’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our General Partner.

Although our General Partner continues to provide the services described above, effective April 1, 2006, our General Partner waived its rights to future management fees and administrative expense reimbursements.

Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our General Partner totaling $4,642 for the three months ended March 31, 2008.  Our General Partner’s interest in our net (loss) income for the three months ended March 31, 2008 and 2007 was $(2,336) and $2,301, respectively.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

Sincerely,

ICON Capital Corp., General Partner

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Balance Sheets

Assets
	March 31,
	2008	December 31,
	(unaudited)	2007
Current assets
Cash and cash equivalents	$427,936	$604,745
Net investment in finance lease	1,337,259	1,555,657

Total current assets	1,765,195	2,160,402

Non-current assets
Investments in joint ventures	3,253,718	3,346,186
Other non-current assets, net	168,127	168,127

Total non-current assets	3,421,845	3,514,313

Total Assets	$5,187,040	$5,674,715

Liabilities and Partners' Equity

Current liabilities
Accrued expenses and other liabilities	$378,086	$163,804

Total current liabilities	378,086	163,804

Total Liabilities	378,086	163,804

Partners' equity
General Partner	(599,834)	(592,856)
Limited Partners	5,408,788	6,103,767

Total Partners' Equity	4,808,954	5,510,911

Total Liabilities and Partners' Equity	$5,187,040	$5,674,715

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2008	2007
Revenue:
Rental income	$-	$1,809,064
Finance income	49,602	103,409
Income from investments in joint ventures	55,063	53,993
Net loss on sales of equipment	-	(925,053)
Interest and other income	967	1,295

Total revenue	105,632	1,042,708

Expenses:

Depreciation and amortization	-	553,931
Interest	-	109,238
General and administrative	339,250	150,567

Total expenses	339,250	813,736

(Loss) Income before Minority Interest	(233,618)	228,972

Minority interest	-	1,093

Net (loss) income	$(233,618)	$230,065

Net (loss) income allocable to:
Limited Partners	$(231,282)	$227,764
General Partner	(2,336)	2,301

	$(233,618)	$230,065

Weighted average number of limited partnership
units outstanding	735,207	735,232

Net (loss) income per weighted average
limited partnership unit	$(0.31)	$0.31

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statement of Changes in Partners' Equity

	Limited Partner			Total
	Units	Limited	General	Partners'
	Outstanding	Partners	Partner	Equity
Balance, December 31, 2007	735,232	$6,103,767	$(592,856)	$5,510,911

Net loss	-	(231,282)	(2,336)	(233,618)
Limited partnership units redeemed	(140)	(4,177)	-	(4,177)
Cash distributions to partners	-	(459,520)	(4,642)	(464,162)

Period ended March 31, 2008 (unaudited)	735,092	$5,408,788	$(599,834)	$4,808,954

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2008	2007
Cash flows from operating activities:
Net (loss) income	$(233,618)	$230,065
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Rental income paid directly to lenders by lessees	-	(1,809,064)
Finance income	(49,602)	(103,409)
Net loss on sales of equipment	-	925,053
Income from investments in joint ventures	(55,063)	(53,993)
Depreciation and amortization	-	553,931
Interest expense on non-recourse financing paid directly
to lenders by lessees	-	109,238
Minority interest	-	(1,093)
Changes in operating assets and liabilities:
Collection of finance lease	268,000	462,794
Other assets	-	349,273
Deferred rental income
Due to General Partner and affiliates, net	-	(155,829)
Accrued expenses and other liabilities	214,282	(485,052)
Distributions received from joint ventures	55,063	54,081

Net cash provided by operating activities	199,062	75,995

Cash flows from investing activities:
Proceeds from sales of equipment	-	4,313,118
Distributions received from joint ventures	92,468	93,223

Net cash provided by investing activities	92,468	4,406,341

Cash flows from financing activities:
Cash distributions to partners	(464,162)	(649,828)
Distribution to joint venture	-	(426,000)
Redemption of limited partnership units	(4,177)	-

Net cash used in financing activities	(468,339)	(1,075,828)

Net (decrease) increase in cash and cash equivalents	(176,809)	3,406,508
Cash and cash equivalents, beginning of the period	604,745	283,188

Cash and cash equivalents, end of the period	$427,936	$3,689,696

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
(unaudited)

Three Months Ended
March 31, 2007
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid directly to lenders by third parties	$3,138,048

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: P.O. Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.